Exhibit (j)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the DWS Core Plus Allocation Fund and DWS Disciplined Market Neutral Fund, each a series of DWS Equity Trust (collectively the "Funds"), Class A, Class C, Class S, and Institutional Class Shares Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Funds' Class A, Class C, Class S, and Institutional Class Shares Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A, No. 333-43815) of our reports dated September 14, 2007 and October 19, 2007 on the financial statements and financial highlights of DWS Core Plus Allocation Fund and DWS Disciplined Market Neutral Fund, included in the Funds' Annual Reports dated July 31, 2007 and August 31, 2007, respectively.



                                                            /s/ERNST & YOUNG LLP

Boston, Massachusetts
November 27, 2007